HERLEY REPORTS FOURTH QUARTER AND YEAR-END RESULTS

             CONFERENCE CALL SCHEDULED FOR FRIDAY, OCTOBER 16, 2009

Lancaster, PA - October 15, 2009 - Herley Industries, Inc. (Nasdaq: HRLY) today reported financial results for the Fourth Quarter and Fiscal Year ended August 2, 2009.

Fourth Quarter of Fiscal 2009

Net sales for the fourth quarter of fiscal 2009 were $43.0 million compared to $37.9 million in the fourth quarter of fiscal 2008. In the fourth quarter of fiscal 2009, the Company recorded several significant charges (see below) aggregating $66.9 million, including a non-cash impairment charge for goodwill and other intangible assets of $44.2 million. As a result, the loss from continuing operations for that quarter was $44.4 million, or $3.26 per diluted share, compared to a loss from continuing operations of $1.5 million, or $.11 per diluted share, last year. Income from discontinued operations that resulted from the sale of the ICI business in November 2008 was $1.2 million, or $ .09 per diluted share, last year. Net loss for the quarter was $44.4 million, or $3.26 per diluted share, compared to a net loss of $.3 million, or $.02 per diluted share, last year.

In the fourth quarter of fiscal 2009, the Company reported a revenue increase of $5.1 million compared to last year, which primarily resulted from the inclusion of revenues from Eyal that was acquired early in fiscal 2009. Operating results for the fourth quarter of fiscal 2009 were impacted by several significant charges, as follows: (a) approximately $44.2 million related to the impairment of goodwill and other intangible assets; (b) approximately $10.6 million related to employment agreement settlements with two former officers of the Company; (c) approximately $4.3 million to cost of products sold related to the settlement of litigation with a customer; (d) approximately $2.8 million to net sales and $.3 million to cost of products sold related to the settlement of a claim for equitable adjustment for unpriced change orders; (e) approximately $3.1 million to cost of products sold related to the transition of the Farmingdale, NY manufacturing operation, including contract losses of approximately $1.1 million and inventory write-offs of approximately $2.0 million; (f) approximately $1.3 million to cost of products sold for additional inventory adjustments and obsolescence reserves; and (g) approximately $.3 million to selling and administrative expenses related to the abandonment of fixed assets. The non-cash impairment of goodwill and other intangible assets does not affect the Company's cash position, cash flow from operating activities, credit availability or liquidity and none of these charges will have any adverse effect on its future operations.

Of further significance, in July 2009, the Company's Board of Directors appointed new senior management. New management was successful in resolving two litigation/claim matters, resulting in a net cash outflow of $.5 million to the Company and, more importantly, restoring a favorable relationship with these customers.

Richard Poirier, Chief Executive Officer and President, commented, "This has certainly been a very busy and exciting period since David Lieberman and I were appointed. We are pleased with the progress we have made in the resolution of past matters, most of which are ancillary to our operational activities going forward. David and I are committed to reporting substantial profitability in fiscal year 2010, and remain focused on strengthening our management team, improving our sales and production processes and reducing costs. We ended the year with a backlog of $182 million, and bookings have been strong in the first quarter. We believe that we are now well positioned for success in fiscal 2010.

Fiscal Year 2009

Net sales for fiscal 2009 were $160.1 million compared to $136.1 million in fiscal 2008. Fiscal 2009 results were significantly impacted by the fourth quarter charges described above. The loss from continuing operations for fiscal 2009 was $40.7 million, or $3.00 per diluted share, compared to a loss from continuing operations of $10.7 million, or $.78 per diluted share, last year. Loss from discontinued operations that resulted from the sale of the ICI business in November 2008 was $.5 million, or $.03 per diluted share, in fiscal 2009 compared to income of $.3 million, or $.02 per diluted share, last year. Net loss for fiscal 2009 was $41.2 million, or $3.03 per diluted share, compared to a net loss of $10.3 million, or $.76 per diluted share, last year.

Balance Sheet and Capital Expenditures

At August 2, 2009, the Company's total cash and cash equivalents balance was $14.8 million and its long-term debt, exclusive of settlement commitments, was $12.2 million. Capital expenditures were $.9 million for the fourth quarter of fiscal 2009 and were $5.4 million for fiscal 2009.

***

Richard Poirier, Chief Executive Officer and President, will host a conference call on October 16, 2009 at 9:00 a.m. Eastern Time to discuss financial results for the Fourth Quarter and Fiscal Year ended August 2, 2009. To join the conference call, dial 1 (888) 425-4188 and reference Conference ID #33627285.

A taped replay of the call will be available on October 16, 2009 approximately one hour after the conclusion of the call through October 23, 2009 at 11:59 p.m. Eastern Time. To listen to the replay, dial: 1 (800) 642-1687 (U.S.) or 1 (706) 645-9291 (International) and reference Conference ID #33627285.

In addition, the conference call will be broadcast live over the internet and can be accessed through the following URL: http://www. videonewswire. com/event.asp?id=62624. To listen to the live call on the internet, go to the website at least 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 1,000 employees. Additional information about the Company can be found on the internet at www.herley.com.


--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. Forward-looking statements involve various important assumptions, risks, uncertainties and other factors which could cause our actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this discussion can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "plan," "intend," "may," "should" or the negative of these terms or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievement. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, cancellation or deferral of customer orders, technological change or difficulties, difficulties in the timely development of new products, difficulties in manufacturing, commercialization and trade difficulties and current economic conditions, including the potential for significant changes in US defense spending under the new Administration which could affect future funding of programs and allocations within the budget to various programs, as well as the factors set forth in this release and in our public filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------
For information at Herley, contact:
Peg Guzzetti, Investor Relations
Tel:  (717) 735-8117

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                                                                              Fifty-two       Fifty-three
                                                                  Thirteen weeks ended       weeks ended      weeks ended
                                                                 August 2,    August 3,       August 2,        August 3,
                                                                   2009          2008           2009             2008
                                                                ------------  -----------   --------------   --------------
Net sales                                                     $      42,960 $     37,867  $       160,089  $       136,088
                                                                ------------  -----------   --------------   --------------
Cost and expenses:
        Cost of products sold                                        42,990       30,866          132,648          107,848
        Selling and administrative expenses                           7,505        6,371           28,981           28,349
        Impairment of goodwill and other intangible assets           44,151            -           44,151                -
        Litigation costs                                                731        3,289            1,786            5,550
        Litigation settlement                                             -            -                -           15,542
        Employment contract settlement costs                         10,553            -           10,553                -
                                                                ------------  -----------   --------------   --------------
                                                                    105,930       40,526          218,119          157,289

Operating loss                                                      (62,970)      (2,659)         (58,030)         (21,201)
                                                                ------------  -----------   --------------   --------------
Other (expense) income:
        Interest income                                                  12           65              106            1,050
        Interest expense                                               (447)        (195)          (1,392)            (661)
        Foreign exchange transactions losses                            (43)        (120)            (276)            (126)
                                                                ------------  -----------   --------------   --------------
                                                                       (478)        (250)          (1,562)             263
                                                                ------------  -----------   --------------   --------------

Loss from continuing operations before income taxes                 (63,448)      (2,909)         (59,592)         (20,938)
        Benefit for income taxes                                    (19,035)      (1,422)         (18,872)         (10,254)
                                                                ------------  -----------   --------------   --------------
Loss from continuing operations                               $     (44,413)$     (1,487) $       (40,720) $       (10,684)
                                                                ------------  -----------   --------------   --------------
Discontinued operations:
        Income (loss) from operations of discontinued subsidiary          -        1,895             (734)             589
        Provision for income taxes (benefit)                              -          731             (278)             251
                                                                ------------  -----------   --------------   --------------
        Income (loss) from discontinued operations            $           - $      1,164  $          (456) $           338
                                                                ------------  -----------   --------------   --------------
Net loss                                                      $     (44,413)$       (323) $       (41,176) $       (10,346)
                                                                ============  ===========   ==============   ==============
(Loss) earnings per common share - Basic and Diluted
        Loss from continuing operations                       $   (3.26)    $   (.11)     $    (3.00)      $     (.78)
        Income (loss) from discontinued operations                   -           .09            (.03)             .02
                                                                ------------  -----------   --------------   --------------
        Net loss                                              $   (3.26)    $   (.02)     $    (3.03)      $     (.76)
                                                                ============  ===========   ==============   ==============
Basic and diluted weighted average shares                         13,607        13,518         13,560           13,652
                                                                ============  ===========   ==============   ==============

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (In thousands, except share data)

                                                              August 2,    August 3,
                                                                2009          2008
                                                              ----------   -----------
                                                    ASSETS
Current Assets:
        Cash and cash equivalents                           $    14,820  $     14,347
        Trade accounts receivable, net                           28,687        27,003
        Costs incurred and income recognized in excess
           of billings on uncompleted contracts and claims       10,396        19,490
        Inventories, net                                         57,804        61,559
        Deferred income taxes                                    19,380        11,263
        Other current assets                                      2,816         4,618
                                                              ----------   -----------
               Total Current Assets                             133,903       138,280
Property, plant and equipment, net                               32,872        30,552
Goodwill                                                         43,722        73,900
Intangibles, net                                                  9,619        16,145
Deferred income taxes                                             7,571             -
Other assets                                                        598           541
                                                              ----------   -----------
               Total Assets                                 $   228,285  $    259,418
                                                              ==========   ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
        Current portion of long-term debt                   $     1,595  $      1,394
        Current portion of employment settlement agreements -
            (net of imputed interest of $98 in 2009 and $238
             in 2008)                                             7,400         1,119
        Current portion of litigation settlements
            (net of imputed interest of $46 in fiscal 2009
             and 2008)                                              954           954
        Accounts payable and accrued expenses                    25,509        27,589
        Billings in excess of costs incurred and
            income recognized on uncompleted contracts              261           613
        Accrual for contract losses                               3,440         2,994
        Accrual for warranty costs                                  938         1,142
        Advance payments on contracts                            12,698         8,120
                                                              ----------   -----------
               Total Current Liabilities                         52,795        43,925
Long-term debt, net of current portion                           12,246         7,092
Long-term portion of employment settlement agreements
  (net of imputed interest of $79 in 2009 and $287 in 2008)       2,827         3,074
Long-term portion of litigation settlement -
  (net of imputed interest of $108)                                   -           892
Other long-term liabilities                                       8,361         2,161
Deferred income taxes                                                 -         8,839
                                                              ----------   -----------
               Total Liabilities                                 76,229        65,983
                                                              ----------   -----------
Commitments and Contingencies
Shareholders' Equity:
        Common stock, $.10 par value; authorized 20,000,000 shares;
          issued and outstanding 13,719,926 in 2009
          and 13,521,902 in 2008                                  1,372         1,352
        Additional paid-in capital                              103,113       101,403
        Retained earnings                                        47,882        89,058
        Accumulated other comprehensive (loss) income              (311)        1,622
                                                              ----------   -----------
               Total Shareholders' Equity                       152,056       193,435
                                                              ----------   -----------
               Total Liabilities and Shareholders' Equity   $   228,285  $    259,418
                                                              ==========   ===========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                                      Fifty-two     Fifty-three
                                                                      weeks ended   weeks ended
                                                                      August 2,     August 3,
                                                                         2009          2008
                                                                      -----------   -----------
Cash flows from operating activities:
      Net loss                                                      $    (41,176)$     (10,346)
                                                                      -----------   -----------
      Adjustments to reconcile net loss to
         net cash provided by (used in) operating activities:
          Depreciation and amortization                                    8,468         7,266
          Gain on sale of fixed assets                                      (574)       -
          Impairment of goodwill of discontinued subsidiary                1,000        -
          Impairment of goodwill of continuing operations                 42,050        -
          Impairment of intangible assets                                  2,101        -
          Abandonment of long-lived assets                                   345        -
          Stock-based compensation costs                                     718           990
          Excess tax benefit from exercises of stock options                (212)          (91)
          Litigation and claim settlements                                 8,982        15,442
          Employment contract settlement costs                            10,553        -
          Imputed interest on employment and litigation settlement
           liabilities                                                       327           446
          Foreign exchange transaction (gains) losses                         (1)          122
          Inventory valuation reserve charges                              2,495         1,515
          Reduction in accrual for contract losses                        -               (826)
          Warranty reserve charges                                         1,635         1,260
          Deferred tax provision                                         (24,514)       (4,275)
          Changes in operating assets and liabilities:
              Cash of discontinued subsidiary                               (712)       -
              Trade accounts receivable                                   (3,426)          961
              Costs incurred and income recognized in excess
                 of billings on uncompleted contracts and claims           5,559        (5,042)
              Inventories, net                                            (6,739)      (11,342)
              Other current assets                                         2,651            86
              Accounts payable and accrued expenses                        2,920         3,485
              Billings in excess of costs incurred and
                income recognized on uncompleted contracts                   304           514
              Accrual for contract losses                                    755         2,660
              Litigation settlement payments                              (1,000)      (13,500)
              Employment settlement payments                              (4,476)       (1,336)
              Advance payments on contracts                                6,618           957
              Other, net                                                     229           438
                                                                      -----------   -----------
                       Total adjustments                                  56,056          (270)
                                                                      -----------   -----------
          Net cash provided by (used in) operating activities             14,880       (10,616)
                                                                      -----------   -----------
Cash flows from investing activities:
      Acquisition of business, net of cash acquired                      (30,010)       -
      Proceeds from sale of discontinued subsidiary                       15,000        -
      Capital expenditures                                                (5,432)       (4,637)
      Other                                                                   27             3
                                                                      -----------   -----------
          Net cash used in investing activities                          (20,415)       (4,634)
                                                                      -----------   -----------
Cash flows from financing activities:
      Borrowings under bank line of credit                                35,600        20,400
      Borrowings - term loan                                              10,000        -
      Proceeds from exercise of stock options                                538           321
      Excess tax benefit from exercises of stock options                     212            91
      Payments of long-term debt                                          (2,182)       (1,357)
      Payments under bank line of credit                                 (38,100)      (17,900)
      Purchase of treasury stock                                          -             (7,139)
                                                                      -----------   -----------
          Net cash provided by (used in) financing activities              6,068        (5,584)
                                                                      -----------   -----------
Effect of exchange rate changes on cash                                      (60)       -
                                                                      -----------   -----------
          Net increase (decrease) in cash and cash equivalents               473       (20,834)
Cash and cash equivalents at beginning of period                          14,347        35,181
                                                                      -----------   -----------
Cash and cash equivalents at end of period                          $     14,820 $      14,347
                                                                      ===========   ===========
Supplemental cash flow information:
      Retirement of shares of treasury stock                        $      1,831 $       7,139
                                                                      ===========   ===========